Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
The Board of Directors
CCO Holdings, LLC:
We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

St. Louis, MO
October 4, 2005